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                                                                   EXHIBIT 10.22

                           WEBSITE MARKETING AGREEMENT

Effective April 19, 1999.

BETWEEN:

        CYBEROAD.COM (ISLE OF MAN) LIMITED, an Isle of Man corporation having a place of business at International House, Castle Hill, Victoria Road, Douglas, Isle of Man, IM2 4RB

                                                                    ("Cyberoad")

AND:

        CYBEROAD GAMING CORPORATION, a St. Kitts corporation having a place of business at Box 174, Basseterre, St. Kitts, West Indies

                                                                         ("CGC")

NATURE OF AGREEMENT:

A. Cyberoad is able to provide specialized marketing and management services with respect to Internet Sportsbook and Casino gaming websites.

B. CGC, owner of a Sportsbook and Casino website known as the Bigbook and Casino, located at www.thebigbook.com, has expressed a desire to secure the marketing and management services of Cyberoad on the terms and conditions hereinafter set forth.

AGREEMENT:

The following shall constitute Cyberoad's and CGC's agreement with respect to marketing and management services.

1.      DEFINITIONS

        The terms and expressions set out in Schedule "A" hereto shall, when used in this Agreement and the Schedules hereto have the meanings there ascribed to them.




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                                       2.

2.      MANAGEMENT SERVICES

        Subject to the terms, covenants and provisos contained herein, Cyberoad hereby agrees to provide to CGC those Management and Marketing services specified in Schedule "A" hereto.

3.      CONTRACT TERMS

        The Management and Marketing Services and the payment terms shall be those set out in Schedule "B" hereto.

4.      TERM AND TERMINATION

        4.01 This Agreement is effective from the date first written above for a period of five years unless earlier terminated in accordance with the terms Of this Agreement.

        4.02 This Agreement shall be automatically renewed for successive renewal periods of one year each on each anniversary of the effective date of this Agreement. The terms of this Agreement shall remain in full force and effect as long as it is renewed annually. All provisions of this Agreement shall apply both for the initial five year term of this Agreement and for all subsequent extensions.

        4.03 Cyberoad may terminate this Agreement following thirty (90) days written notice.

5.      MARKETING PLAN

        Cyberoad must prepare and present a Marketing Plan, as outlined in Schedule "A", for each year of the Agreement for approval by CGC. CGC will not unreasonably withhold approval of said plan, Cyberoad will be responsible for all costs associated with the preparation of the Marketing Plan.


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                                       3.

6.      CONFIDENTIALITY

        6.01 OBLIGATION Both parties to this Agreement shall keep in confidence and prevent the disclosure to any person of any and all Confidential Information which is received from the other party by reason of negotiating, entering into or performing in accordance with this Agreement.

        6.02 EXCEPTIONS Notwithstanding the provisions of paragraph 6.01 hereof, neither party shall be liable for disclosure of the Confidential Information if the Confidential Information was required to be disclosed pursuant to law or a judicial order; was generally known to the public at the time it was disclosed; was known to the party receiving same at the time of its disclosure; was disclosed with the prior approval of the other party; was independently developed by the receiving party and without any person having access to the Confidential Information participating in such development; or is disclosed by a party to this Agreement in exercising its rights under this Agreement,

        6.03 EMPLOYEES The parties hereto hereby undertake to cause any employees, contractors, or agents to whom any of the aforesaid Confidential Information is or may be transmitted to be bound by the same obligations of secrecy and confidentiality as the parties are bound by pursuant to this Agreement.

7.      OWNERSHIP

        The parties acknowledge and agree that the websites, are the property of CGC.

8.      OPTION TO PURCHASE

                In consideration of Cyberoad's commitment to assume all the initial costs of the Marketing Plan, CGC grants to Cyberoad an irrevocable option to purchase the Bigbook and Casino website and all rights thereto, The term of said option will be five years from the effective date of this Marketing Agreement and is exerciseable at anytime upon Cyberoad giving CGC 30 days notice and paying, upon closing, an additional $US200,000 to CGC.


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9.      GENERAL

        9.01 ENTIRE AGREEMENT Except as specifically provided herein, this Agreement contains the entire and only agreement and understanding between the parties relating to the subject matter hereof and supercedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be modified except in writing signed by each of the parties hereto.

        9.02 NO PARTNERSHIP OR AGENCY None of the parties hereto shall be construed as creating or establishing a partnership or joint venture or association of any type between them. Neither Cyberoad nor CGC nor their directors, servants, employees, contractors, officers or agents shall hold themselves out as employees, servants, or agents of the other party.

        9.03 SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS The rights and obligations of the parties under paragraphs 6, and 7 hereof, relating to "confidentiality" and "ownership", respectively, shall survive and continue after expiration or termination of this Agreement.

        9.04 NOTICE Any notice required herein shall be deemed to have been properly given 48 hours after being sent to the address of the other party by fax, email, or by commercial courier service. The addresses for notice shall be

                CYBEROAD
                        Fax:       011 441 624 624 469
                        Email:     info@cyberoad.com
                        Courier:   the mailing address set out above

                CGC
                        Fax:       604 601-5331
                        Courier:   the mailing address set out above

        9.05 GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the Isle of Man.

        9.06 FORCE MAJEURE The parties agree to use their best efforts to carry out their respective obligations under this Agreement, but in the event of strikes, lockouts, accidents, fires, delays of carriers or suppliers, acts of God, government actions, state of war or any other causes beyond their control, neither party shall incur liability to the other due to the resulting inability to perform.


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        9.07    HEADINGS The headings used in this Agreement form no part of this Agreement and shall be deemed to have been inserted for convenience only.

        9.08 ENUREMENT This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

        9.09 ASSIGNMENT This Agreement is not assignable by other party without the written consent of the other party, which consent shall not be unreasonably withheld.

        9.10 SEVERABILITY In the event that any provision of this ability proves to be invalid, void or illegal, that provision shall be deemed to be severed from this Agreement and shall in no way affect, impair or invalidate any other provision. All other provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused these presents to be executed personally or by their duly authorized officers as of the day and year first written above.

CYBEROAD.COM (ISLE OF MAN)                CYBEROAD GAMING CORP.
LIMITED

Per:    /s/   JOHN COFFEY                 Per:   /s/  LAWRENCE COFIELD
    ---------------------------               ---------------------------------
Name     John Coffey                      Name:       Lawrence Cofield
Title:   Director                         Title;      Director


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                                  SCHEDULE "A"

                                   DEFINITIONS

The following terms and expressions, when used in this Agreement and all schedules thereto, shall have the meanings here ascribed to them:

I       "The Marketing Plan" shall mean

        that plan which is prepared annually for the approval of CGC by Cyberoad which outlines the details of the activities and services which Cyberoad will implement and use in the marketing of the Bigbook website.

2.      "Confidential Information" shall mean:

        written or oral information concerning business plans, financial data, technical data and other information pertaining to the business operations of the other party.

                       MANAGEMENT AND MARKETING SERVICES

Cyberoad will provide state-of-the-art database building, market research, graphic design and website development. Cyberoad will also supply fully integrated response management and direct-mail processing services. These include:

CORPORATE SERVICES

    -   Marketing Research

    -   Marketing Plans

    -   Promotion Plans

    -   Budgets & Timelines

    -   Project Management

CREATIVE SERVICES

    -   Concept Development

    -   Copy Writing


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    -   Graphic Design

    -   Electronic Art Production

    -   Illustration

TECHNICAL SERVICES

    -   Website Design

    -   Website Development

    -   Website Management

    -   Website Marketing

    -   Database Development

    -   Programming (HTML/Java)

MEDIA SERVICES

    -   Media Relations

    -   Media Planning

    -   Media Buying

    -   Electronic Media Dissemination

    -   Print Media Advertising

    -   Print Management

    -   Direct Mail Response Advertising

    -   Web Advertising

                                  ACKNOWLEDGED

CYBEROAD.COM (ISLE OF MAN)                  CYBEROAD GAMING CORP.
LIMITED

Per:    /s/  JOHN COFFEY                    Per: /s/  LAWRENCE COFIELD
    ---------------------------                 --------------------------------
Name:   John Coffey                         Name:     Lawrence Cofield
Title:  Director                            Title:    Director


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                                  SCHEDULE "B"

                                 CONTRACT TERMS
FEES

The following fees and payments schedules shall apply with respect to this Agreement.

1. It is the decision of CGC that 100% of its portion of revenues generated from the BIGBOOK site be applied for the five year term of this agreement to the marketing plan. In the event that revenues exceed the Annual Marketing Budget this schedule contemplates that the scope of the plan will be expanded accordingly.

2.      Payment Terms:

        Cyberoad shall advise CGC monthly of marketing costs and site revenues. In the event that revenues accruing to the BIGBOOK site are not sufficient to meet the requirements of the Marketing Plan, CGC shall be responsible, subject to the terms of the Marketing Plan, for contributing whatever additional funds are required within 15 days of a written demand.

                                  ACKNOWLEDGED

CYBEROAD.COM (ISLE OF MAN)                  CYBEROAD GAMING CORP.
LIMITED

Per:    /s/  JOHN COFFEY                    Per: /s/  LAWRENCE COFIELD
    ---------------------------                 --------------------------------
Name:   John Coffey                         Name:     Lawrence Cofield
Title:  Director                            Title:    Director


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Effective April 19, 1999.

BETWEEN:

        CYBEROAD GAMING CORPORATION, a St. Kitts corporation having a place of business at Box 174 Basseterre St. Kitts, West Indies.

                                                                         ("CGC")

AND

        CYBEROAD.COM (ISLE OF MAN) LIMITED, an Isle of Man corporation having a place of business at International House, Castle Hill, Victoria Road, Douglas, Isle of Man, IM2 4RB.

                                                                   ( "Cyberoad")

                           WEBSITE MARKETING AGREEMENT